Exhibit 99.1

The Middleton Doll Company Reports First Quarter Results

    PEWAUKEE, Wis.--(BUSINESS WIRE)--May 13, 2004--The Middleton Doll Company (Nasdaq:DOLL) today reported a net loss of $720,936 or $0.19 per diluted share for the first quarter of 2004, compared to net income of $481,245 or $0.13 per diluted share for the same period in 2003. The company's consumer products subsidiary reported a loss of $996,175 for the first quarter of 2004 and the financial services subsidiary reported net income of $275,239 for the period.

    "Our consumer products subsidiary continues to be affected by the soft economy, with the greatest impact on Lee Middleton Original Dolls. Sales in the entire collectible doll industry appear to be lagging as a result of reduced consumer discretionary spending. In addition, many of our dealers and customers are reducing their inventory levels and purchasing new dolls in smaller quantities," said George R. Schonath, president and chief executive officer of The Middleton Doll Company.

    Schonath said the company was continuing to develop new products to improve Lee Middleton's competitive position in the marketplace. "In January 2004, we introduced 27 new Artist Studio Collection(TM) dolls and one new Classic Miniature doll. We also introduced a new line of Breath of Life Babies(TM), a collection of preemie-sized babies that feature "New Baby Skin(TM)," made of a new dewy and soft vinyl, and "Baby Fine Hair(TM), which is rooted hair similar to the wispy hair on real newborn babies. We have already pre-sold nearly 5,500 Breath of Life Babies, which will first be available in the market in July," said Schonath. He added that many Lee Middleton dolls are now featured in limited editions to create added excitement and increase demand.

    "In March 2004, we introduced our online Newborn Nursery, which enables girls to 'adopt' their new baby doll through the company's website: www.newbornnursery.com. This new feature was developed in response to parents who wanted to purchase Newborn Nursery dolls, but did not have a dealer in their area. We are pleased with the initial response to the new website," Schonath said.

    Schonath said the company is continuing to pursue legal action to prevent sales of certain dolls manufactured in China that it believes infringe on Lee Middleton's copyrights and other intellectual property.

    "We are also continuing our focus on reducing costs. While the prolonged downturn in the collectible doll industry continues to impact our business, we believe our strategies to reduce costs and increase sales will benefit the company over the long term," said Schonath.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer, manufacturer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com


                      The Middleton Doll Company
                           (NASDAQ/NMS:DOLL)
                              (Unaudited)

STATEMENTS OF OPERATIONS BY SEGMENT
-----------------------------------
                                              Three months ended
                                       March 31, 2004   March 31, 2003
                                       --------------   --------------
Consumer Products:
Net sales                              $   2,824,048    $   3,911,868
Cost of sales                              1,915,243        2,207,399
                                       --------------   --------------
  Gross profit                               908,805        1,704,469

Other expenses (income):
  Operating expenses                       1,697,773        2,189,396
  Interest/rental expense to parent          185,948          217,661
  Management fees to parent                  114,000          120,000
  Other expense (income)                     (82,733)          (5,213)
  Income tax expense (benefit)                     -         (324,799)
  Minority interest in earnings of
   subsidiary                                (10,008)          (4,872)
                                       --------------   --------------
    Total other expenses (income)          1,904,980        2,192,173

Net loss                               $    (996,175)   $    (487,704)
                                       ==============   ==============

Financial Services:
Net rental/interest income:
  Interest on loans                    $     663,222    $     927,372
  Rental income                              715,459          811,454
  Interest/rental income from subsidiary     185,948          217,661
  Interest expense                          (600,708)        (797,957)
                                       --------------   --------------
    Total net rental/interest income         963,921        1,158,530
Other income:
  Other income                                12,545           12,973
  Management fees from subsidiary            114,000          120,000
  Gain on sale of swap contract                    -          484,304
  Gain on sale of property                         -          303,570
                                       --------------   --------------
    Total other income                       126,545          920,847
Other expenses:
  Depreciation expense on leased
   properties                                174,453          189,117
  Other operating expenses                   414,499          454,384
  Income tax expense (benefit)                     -          107,499
                                       --------------   --------------
    Total other expenses                     588,952          751,000

Preferred stock dividends expense            226,275          359,428
                                       --------------   --------------

Net income                             $     275,239    $     968,949
                                       ==============   ==============

STATEMENTS OF OPERATIONS - COMBINED
-----------------------------------
Net (loss) income:
  Consumer products                    $    (996,175)   $    (487,704)
  Financial services                         275,239          968,949
                                       --------------   --------------
Net (loss) income available to common
 shareholders                          $    (720,936)   $     481,245

(Loss) Earnings Per Share - Basic      $       (0.19)   $        0.13
(Loss) Earnings Per Share - Diluted    $       (0.19)   $        0.13

Average shares outstanding - Basic          3,727,589       3,727,589
Average shares outstanding - Diluted        3,727,589       3,727,589

    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300